                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY PROXY STATEMENT     [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

[X]  DEFINITIVE PROXY STATEMENT           (AS PERMITTED BY RULE 14a-6(e)(2))

[ ]  DEFINITIVE ADDITIONAL MATERIALS

[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(C) OR RULE 14a-12

                            CFS BANCORP, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT) PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

     (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:____

     (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:_______

     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
         COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS
         DETERMINED):________________________________________________________

     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:____________________

     (5) TOTAL FEE PAID:_____________________________________________________

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     (1) AMOUNT PREVIOUSLY PAID:_____________________________________________

     (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:_______________________

     (3) FILING PARTY:_______________________________________________________

     (4) DATE FILED:_________________________________________________________

CFS LOGO

                               CFS BANCORP, INC.
                                 707 RIDGE ROAD
                             MUNSTER, INDIANA 46321
                                 (219) 836-5500

                                                                   April 2, 1999

Dear Stockholder:

     You are cordially invited to attend the first Annual Meeting of Stockholders of CFS Bancorp, Inc. The meeting will be held at the Center for Visual and Performing Arts located at 1040 Ridge Road, Munster, Indiana, on Tuesday, May 4, 1999 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in CFS Bancorp, Inc. are sincerely appreciated.

                                          Best regards,
                                          SIG

                                          Thomas F. Prisby
                                          Chairman of the Board and
                                          Chief Executive Officer

                               CFS BANCORP, INC.
                                 707 RIDGE ROAD
                             MUNSTER, INDIANA 46321
                                 (219) 836-5500

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1999

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of CFS Bancorp, Inc. (the "Company") will be held at the Center for Visual and Performing Arts located at 1040 Ridge Road, Munster, Indiana, on Tuesday, May 4, 1999 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          (1) To elect three directors for a three-year term expiring in 2002, and until their successors are elected and qualified;

          (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 19, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          SIG

                                          Monica F. Sullivan
                                          Corporate Secretary

Munster, Indiana
April 2, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                               CFS BANCORP, INC.

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 4, 1999

     This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of CFS Bancorp, Inc. (the "Company"), the parent holding company of Citizens Financial Services, FSB ("Citizens Financial" or the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Center for Visual and Performing Arts located at 1040 Ridge Road, Munster, Indiana, on Tuesday, May 4, 1999 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 2, 1999.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for ratification of the appointment of Ernst & Young LLP for fiscal 1999, and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Corporate Secretary, CFS Bancorp, Inc.); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 19, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 23,022,496 shares of Common Stock issued and 21,872,496 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors. The proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2002, and until their successors are elected and qualified.

     No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. Each nominee currently serves as a director of the Company and of the Bank.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director of the Company, including tenure as a director. All of the below-listed directors also serve as directors of the Bank.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2002

                                                PRINCIPAL OCCUPATION DURING                     DIRECTOR
NAME                                   AGE(1)   THE PAST FIVE YEARS                              SINCE
----                                   ------   ---------------------------                     --------
Sally A. Abbott......................    64     Director of the Bank since 1986; Currently        1998
                                                retired; Retired from the Bank as a Vice
                                                President in 1994.

Gregory W. Blaine....................    50     Director of the Bank since 1998; former           1998
                                                Chairman and Chief Executive Officer of TN
                                                Technologies; Served in various capacities
                                                with True North Communications, Inc., the
                                                parent of TN Technologies, since 1979,
                                                including director of Global Operating Systems
                                                and as a member of the Board from 1990 to
                                                1997.

Thomas J. Burns......................    65     Director of the Bank since 1994; Operates the     1998
                                                Burns-Kish Funeral Homes, Hammond, Indiana
                                                since 1954.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

DIRECTORS WHOSE TERMS ARE CONTINUING

                     DIRECTORS WITH A TERM EXPIRING IN 2000

                                                PRINCIPAL OCCUPATION DURING                     DIRECTOR
NAME                                   AGE(1)   THE PAST FIVE YEARS                              SINCE
----                                   ------   ---------------------------                     --------
Gene Diamond.........................    46     Director of the Bank since 1994; President and    1998
                                                Chief Executive Officer of St. Margaret Mercy
                                                Healthcare Centers, located in Hammond and
                                                Dyer, Indiana, since April 1993.

James W. Prisby......................    48     Vice Chairman, President and Chief Operating      1998
                                                Officer of the Company since 1998 and of the
                                                Bank since February 1996; previously Executive
                                                Vice President of the Bank since 1993 and
                                                Corporate Secretary of the Bank from 1977 to
                                                1996. Mr. Prisby joined the Bank in 1974 as
                                                internal auditor. Mr. Prisby is the brother of
                                                Mr. Thomas F. Prisby.

                     DIRECTORS WITH A TERM EXPIRING IN 2001

                                                PRINCIPAL OCCUPATION DURING                     DIRECTOR
NAME                                   AGE(1)   THE PAST FIVE YEARS                              SINCE
----                                   ------   ---------------------------                     --------
Thomas F. Prisby.....................    57     Chairman of the Board and Chief Executive         1998
                                                Officer of the Company since 1998 and of the
                                                Bank since February 1996. Previously, Mr.
                                                Prisby served as the President and Chief
                                                Operating Officer of the Bank from 1989 to
                                                1996. Mr. Prisby joined the Bank in 1982 as
                                                Executive Vice President. Mr. Prisby is the
                                                brother of Mr. James W. Prisby.

Daniel P. Ryan.......................    58     Vice Chairman of the Company; Director of the     1998
                                                Bank since July 1998; Mr. Ryan served as
                                                Chairman, President and Chief Executive
                                                Officer of SuburbFed Financial Corp. ("SFC")
                                                and Suburban Federal Savings, a Federal
                                                Savings Bank ("Suburban Federal") and the
                                                wholly-owned subsidiary of SFC up through the
                                                merger of SFC with and into the Company in
                                                July 1998. Mr. Ryan joined Suburban Federal in
                                                1974 and served as Vice Chairman and President
                                                of Suburban Federal and SFC from 1986 and
                                                1991, respectively, until 1997, when he was
                                                elected Chairman of the Board.

---------------
(1) As of March 19, 1999.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is information with respect to the principal occupations during the last five years for the four executive officers of the Company and the Bank who do not serve as directors of the Company.

     John T. Stephens. Age 54. Mr. Stephens currently serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Stephens also currently serves as Executive Vice President, Chief Financial Officer and Treasurer and Director of the Bank and has done so since 1993. Mr. Stephens joined the Bank in 1983 as Senior Vice President, Chief Financial Officer and Treasurer.

     Jeffrey C. Stur. Age 50 years. Mr. Stur has served as Senior Vice President of the Bank for Lending since February 1995. Prior to February 1995, Mr. Stur had served as Vice President of the Bank for Lending since October 1980. Mr. Stur has been employed by the Bank since 1972 and has previously served as a loan officer, a staff appraiser and the Manager of the Appraisal Department.

     Byron G. Thoren. Age 51 years. Mr. Thoren currently is Executive Vice President -- Operations of the Bank. Mr. Thoren formerly served until July 1998 as Executive Vice President and Chief Operating Officer of SFC and Suburban Federal. He has held such positions since 1988, with respect to Suburban Federal, and 1991 with respect to SFC.

     Steven E. Stock. Age 49 years. Mr. Stock currently is the Senior Vice President of the Bank. Mr. Stock formerly served until July 1998 as Senior Vice President, Chief Financial Officer and Treasurer of SFC and Suburban Federal. Mr. Stock joined Suburban Federal in 1991.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1998, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

DIRECTOR NOMINATIONS; MEETINGS OF THE BOARD OF THE COMPANY

     Nominations for director of the Company are made by the Board of Directors of the Company. During the fiscal year ended December 31, 1998, the Board of Directors of the Company met nine times. No director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he/she has been a director and the total number of meetings held by all committees of the Board on which he/she served during the periods that he/she served.

STOCKHOLDER NOMINATIONS

     Article IV, Section 4.15 of the Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or committee appointed by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a stockholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. Any such nomination by a stockholder must have been delivered or received no later than the close of business on November 30, 1998. No such nominations by stockholders were received.

COMMITTEES

     The Board of Directors has established the following committees, among others:

     COMPENSATION AND BENEFITS COMMITTEE

     New executive compensation philosophy, policies and programs are currently being developed to better reflect the Company's status as a public corporation since its conversion from a mutual institution on July 24, 1998. It will be the responsibility of the new Compensation and Benefits Committee of the Board of Directors ("Committee") to institute a program which effectively provides incentive for executive management to lead the Company to its full potential.

     In January 1999, directors appointed to this Committee were Sally A. Abbott, Gregory W. Blaine, and Gene Diamond. No member of the Committee is a current officer or employee of the Company, the Bank or any of its subsidiaries. Ms. Abbott is a former Vice President of the Bank. The report of the Committee with respect to compensation and benefits for the Chief Executive Officer and all other executive officers is set forth below.

     REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Committee members recognize that the Bank must attract, retain and motivate the best people to achieve performance goals that reward management for outstanding performance while serving the financial interests of the Company and its stockholders.

     To do so, the Company must compensate its executives fairly and competitively in the markets in which it competes. The competitive market for executives is primarily banks and thrifts of a similar asset size in Northwest Indiana and the Chicago metropolitan area, and secondarily banks and thrifts of a similar asset size throughout the Midwest section of the United States.

     The Company's compensation philosophy is to provide its executives, including the Chairman and Chief Executive Officer, with conservatively competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives of the Company. The compensation model for executives of the Company will target total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including financial institutions in the Company's size range. Executive compensation will be comprised of base salary, short and long-term incentives, stock grants, and stock options.

     Prior to the conversion to a public corporation in 1998, the Compensation and Benefits Committee of the Bank consisted of Ms. Abbott, Mr. Diamond and Thomas F. Prisby, Chairman and Chief Executive Officer. In considering the compensation of Chairman Prisby, the Committee, independent of Chairman Prisby's position on the Committee, recommended to the Bank Board of Directors that a compensation level in the top 25th percentile of financial institutions with assets between $500 million and $1 billion (as reported in the 1997 BAI Bank Key Executive Compensation Survey Results, the 1997 BAI Bank Cash Compensation Survey Results, the 1997 SNL Executive Compensation Review for Thrift Institutions, and the 1997 SNL Executive Compensation Review for Banks) would be appropriate and equitable based on:

          (1) the Bank's implementation of its long-term strategic plan to transform its business from a traditional thrift to a full-service financial center;

          (2) the Bank's maintenance of capital levels in excess of regulatory requirements due to sound lending policies, prudent pricing practices, efficient operating policies and effective investment management; and

          (3) management's efforts in the Bank's conversion to stock form and acquiring SFC, and increasing the Company's assets to $1.3 billion.

     The Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for executive officers. In determining executive compensation levels, the Committee will consider: salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company's compensation structure; specific annual performance criteria; and rewarding executive officers for continuous improvement in those areas which contribute to increases in stockholder value.

     The level of any salary increase will be based upon an executive's job performance over the year in conjunction with Company goals of profitability, growth and customer satisfaction. Economic conditions and peer group compensation surveys will provide additional information to support the compensation planning process.

     STOCK OPTION PLAN AND RECOGNITION AND RETENTION PLAN. In accordance with a Special Stockholders' meeting held on February 3, 1999, substantially all of the Company's corporate officers will be awarded shares of restricted Company Common Stock and/or incentive stock options. The purpose of the restricted stock and incentive stock option awards is to provide the Company's employees with a proprietary interest in the Company that will align the interests of employees with those of stockholders. With respect to the Recognition and Retention Plan, only Company and Bank officers who served as officers prior to the acquisition of SFC will be awarded shares of Common Stock.

     The Company's philosophy for granting stock options will be based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and encouraging executive officers to manage with a view toward maximizing long-term stockholder value.

     Stock options to purchase Common Stock will be granted to key personnel under the Company's 1998 Stock Option Plan at market exercise prices on the date of the grant. Findley Davies & Associates, a nationally recognized executive compensation consulting firm, has been engaged to evaluate long-term compensation in order to determine appropriate guidelines for the grant and target earn-out levels of stock options and thus ensure comparability with the grants of stock options to executives at comparable companies.

     In determining the total number of options to be granted to all recipients, including the executive officers, the Committee will consider dilution, number of shares of Common Stock outstanding, and performance of the Company. These stock option grants provide incentive for the creation of stockholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of the Company's Common Stock.

     TAX DEDUCTIBILITY. At this point, and for the foreseeable future, the Company does not anticipate problems with tax deductibility of executive compensation. If, in the future, this becomes a concern, the Compensation and Benefits Committee will revisit the issue.

                                          Thomas F. Prisby
                                          Sally A. Abbott
                                          Gene Diamond

     AUDIT COMMITTEE

     The Audit Committee, which is a joint committee made up of members of the Board of Directors of the Company and the Bank, reviews the records and affairs of the Company and its financial condition. The Audit Committee reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Further, the Audit Committee ensures that the Company's internal policies and procedures relative to the underwriting of loans is adhered to by management. The current members of the Audit Committee are Mr. Alan L. Wischhover, who is Chairman of the Committee and a director of the Bank, Ms. Abbott, Mr. Burns, and Mr. Ryan. The Audit Committee met once in 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 1998 and 1997 to the Chairman and Chief Executive Officer and the three highest paid executive officers of the Company, and its subsidiaries, whose total annual compensation during fiscal 1998 exceeded $100,000.

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                       ------------------------------------------- -----------------------------------------
                                                                                              AWARDS               PAYOUTS
                                                                       OTHER       ----------------------------- -----------
                                                                       ANNUAL                       SECURITIES
          NAME AND                                                  COMPENSATION     RESTRICTED     UNDERLYING      LTIP
     PRINCIPAL POSITION         YEAR      SALARY        BONUS          (1)(2)          STOCK         OPTIONS       PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
  Thomas F. Prisby
  Chairman and Chief           1998      $356,383      $89,060        $139,272            --             --           --
  Executive Officer            1997      $333,600      $53,206        $113,036            --             --           --
----------------------------------------------------------------------------------------------------------------------------
  James W. Prisby
  President and Chief          1998      $314,830      $78,627        $119,607            --             --           --
  Operating Officer            1997      $294,680      $46,688        $ 93,849            --             --           --
----------------------------------------------------------------------------------------------------------------------------
  John T. Stephens
  Executive Vice President     1998      $231,990      $57,733        $ 53,245            --             --           --
  and Chief Financial Officer  1997      $216,840      $33,482        $ 42,237            --             --           --
----------------------------------------------------------------------------------------------------------------------------
  Jeffrey C. Stur
  Senior Vice President-       1998      $ 98,191      $46,223              --            --             --           --
  Commercial Lending           1997      $ 86,700      $11,688              --            --             --           --
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
--------------------------------------------------

                                  ALL OTHER
          NAME AND               COMPENSATION
     PRINCIPAL POSITION              (3)
--------------------------------------------------
  Thomas F. Prisby
  Chairman and Chief               $ 9,600
  Executive Officer                $ 9,500
--------------------------------------------------
  James W. Prisby
  President and Chief              $ 9,600
  Operating Officer                $ 9,500
--------------------------------------------------
  John T. Stephens
  Executive Vice President         $10,000
  and Chief Financial Officer      $ 9,500
--------------------------------------------------
  Jeffrey C. Stur
  Senior Vice President-           $ 7,320
  Commercial Lending                    --
--------------------------------------------------
--------------------------------------------------

---------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officer during the year ended December 31, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Amounts shown for 1998 and 1997 represent the payment of supplemental retirement benefits in the amount equal to the difference between the benefits that would be payable under the Bank's retirement plans but for the limitation set forth in the Internal Revenue Code of 1986 (the "Code") with respect to includable compensation and the maximum benefit payable under the Bank's retirement plans.

(3) Consists of the Bank's contributions to the Bank's 401(k) profit sharing plan to the account of the named executive officers.

     EMPLOYMENT AGREEMENTS

     In connection with the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, the Company and the Bank (the "Employers") entered into employment agreements with each of Messrs. Thomas F. Prisby, James W. Prisby and John T. Stephens (the "Executives"), which agreements superseded existing employment agreements with such persons. The Employers have agreed to employ the executives for a term of three years, in each case in their current respective positions. The agreements with the Executives are at their current salary levels. The Executives' compensation and expenses shall be paid by the Company and the Bank in the same proportion as the time and services actually expended by the Executives on behalf of each respective Employer. With respect to the Executives, the employment agreements will be reviewed annually by the Boards of Directors of the Employers. The term of the Executives' employment agreements shall be extended daily for a successive additional one-day period unless the Company and the Bank provide notice not less than 60 days prior to such date, not to extend the employment term.

     Each of the employment agreements is terminable with or without cause by the Employers. The Executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death. In the event that (i) the Executive terminates his employment because of failure to comply with any material provision of the employment agreement by the Employers or the Employers change the Executive's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the Executive's employment following a change in control of the Company, as defined, the Executive will be entitled to a cash severance amount equal to three times their average annual compensation, as defined, plus an amount to reimburse the Executive for certain tax obligations.

     A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers of the Company and/or the Bank in the future.

DIRECTORS' COMPENSATION

     Members of the Bank's Board of Directors, except for Messrs. Thomas F. Prisby, James W. Prisby, John T. Stephens and Daniel P. Ryan, receive $1,800 per meeting attended of the Board, $350 per Compensation Committee meeting, $250 per Executive Committee meeting, $200 per Audit Committee meeting, $175 per Asset Liability Management Committee meeting and $100 per Trust Committee meeting attended. None of the above directors receive fees for any committees on which they serve. Board fees are subject to periodic adjustment by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Determinations regarding compensation of the Company's and Bank's employees are made by the Compensation and Benefits Committee of the Board of Directors. Ms. Abbott, who was formerly Vice President of the Bank, and Messrs. Diamond and Blaine, are the current members of the Compensation and Benefits Committee, and also serve as directors of the Bank. Prior to January 1999, Mr. Thomas F. Prisby, Chairman and Chief Executive Officer of the Company, served on the Committee.

RETIREMENT PLAN. The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including executive officers named in the Executive Compensation Table above, equal to 2% of the participant's final average compensation (highest average annual compensation during 60 consecutive calendar months) multiplied by the participant's years (and any fraction thereof) of eligible employment. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee.

     The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan.

                                                          YEARS OF SERVICE(1)
                                          ----------------------------------------------------
REMUNERATION                                 15         20         25         30         35
------------                              --------   --------   --------   --------   --------
$125,000...............................   $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500
 150,000...............................     45,000     60,000     75,000     90,000    105,000
 175,000(2)............................     48,000     64,000     80,000     96,000    112,000
 200,000(2)............................     48,000     64,000     80,000     96,000    112,000
 225,000(2)............................     48,000     64,000     80,000     96,000    112,000
 250,000(2)............................     48,000     64,000     80,000     96,000    112,000
 300,000(2)............................     48,000     64,000     80,000     96,000    112,000
 400,000(2)............................     48,000     64,000     80,000     96,000    112,000
 450,000(2)............................     48,000     64,000     80,000     96,000    112,000
 500,000(2)............................     48,000     64,000     80,000     96,000    112,000
 550,000(2)............................     48,000     64,000     80,000     96,000    112,000
 600,000(2)............................     48,000     64,000     80,000     96,000    112,000
 650,000(2)............................     48,000     64,000     80,000     96,000    112,000

                                         (Footnotes continued on following page)

                                        (Footnotes continued from previous page)
---------------

(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits and there are no other offsets to benefits.

(2) For the fiscal year of the Retirement Plan beginning on January 1, 1998, the average final compensation for computing benefits under the Retirement Plan did not exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). Benefits in excess of the limitation are provided through cash payments made annually to each officer affected by such limitation. For the fiscal year of the Retirement Plan beginning on January 1, 1998, the maximum annual benefit payable under the Retirement Plan did not exceed $130,000 (as adjusted for subsequent years pursuant to Code provisions).

     The following table sets forth the years of credited service and the average annual earnings (as defined above) determined as of June 30, 1998, the end of the 1998 plan year, for each of the individuals named in the Summary Compensation Table.

                                                                YEARS OF      AVERAGE
                                                                CREDITED      ANNUAL
                                                                SERVICE     EARNINGS(1)
                                                                --------    -----------
Thomas F. Prisby............................................       15        $154,000
James W. Prisby.............................................       23         154,000
John T. Stephens............................................       14         154,000
Jeffrey C. Stur.............................................       24          93,397

---------------

(1) Reflects effect of limitation of compensation that may be used in calculating benefits under the provisions of the Code.

     Supplemental Executive Retirement Plan. The Bank is considering adopting a supplemental executive retirement plan ("SERP") to provide for eligible employees benefits that would be due under the ESOP if such benefits were not limited under the Code. The Board of Directors also provided that the SERP will provide eligible employees with benefits that would be due under the Retirement Plan and the 401(k) Plan if such benefits were not limited under the Code.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     In accordance with applicable federal laws and regulations, the Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

PERFORMANCE GRAPH

     The following graph demonstrates comparison of the cumulative total returns for the Common Stock of the Company, the NASDAQ Composite Index, and the NASDAQ Bank Index from the close of trading on July 24, 1998 to the close of trading on December 31, 1998.

                               CFS BANCORP, INC.

                            TOTAL RETURN PERFORMANCE
                               PERFORMANCE GRAPH

Index                                                            100       73.22       86.89       87.12       87.12       88.77
CFS Bancorp, Inc.                                                100       77.68       87.80       91.84      101.11      113.76
NASDAQ Bank Index                                                100       76.68       82.02       84.81       88.02       87.50

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
NAME OF BENEFICIAL OWNER                                      OWNERSHIP AS OF        PERCENT OF
OR NUMBER OF PERSONS IN GROUP                                MARCH 19, 1999(1)      COMMON STOCK
-----------------------------                                -----------------      ------------
CFS Bancorp, Inc.........................................        1,428,300(2)          6.53%
Employee Stock Ownership Plan
707 Ridge Road
Munster, Indiana 46321
Thomson Horstmann & Bryant, Inc..........................        1,477,000             6.75%
Park 80 West/Plaza One
Saddle Brook, New Jersey 07663

Directors:

Sally A. Abbott..........................................           29,318(3)              *
Gregory W. Blaine........................................           10,000                 *
Thomas J. Burns..........................................           19,717(4)              *
Gene Diamond.............................................           46,160(5)              *
James W. Prisby..........................................          200,497(3)(6)(7)        *
Thomas F. Prisby.........................................          102,620(3)(6)           *
Daniel P. Ryan...........................................          268,910(8)          1.23%

Other Executive Officer:

John T. Stephens.........................................           65,787(3)(6)(9)        *
All Directors and Executive Officers of the Company as a
  group (8 persons)......................................          743,009(2)          3.40%

---------------

*   Represents less than 1% of the outstanding stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
                                         (Footnotes continued on following page)

                                        (Footnotes continued from previous page)

(2) The CFS Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") was established by an agreement between the Company and Messrs. James W. Prisby and John T. Stephens and Ms. Janice S. Dobrinich who act as trustees of the plan ("Trustees"). Under the terms of the ESOP, the allocated shares held in the ESOP will be voted in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. As of the Voting Record Date, however, none of the shares held by the ESOP had been allocated to the accounts of participating employees. Under the terms of the ESOP, when no shares have been allocated thereunder, the Trustees are authorized to vote such unallocated shares in their discretion. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the ESOP.

(3) Includes with respect to Ms. Sally Abbott and Messrs. James Prisby, Thomas Prisby and John Stephens, 9,078, 11,960, 13,927 and 11,919 shares, respectively, held by a trust established by the Company to fund its obligations with respect to deferred supplemental retirement benefits. Ms. Abbott and Messrs. Stephens, James Prisby and Thomas Prisby each disclaim beneficial ownership of such shares except to the extent of their personal pecuniary interests therein.

(4) Includes 17,500 shares owned by Mr. Burns jointly with his spouse and 2,217 shares held in an individual retirement account.

(5) Includes 1,160 shares held in an individual retirement plan.

(6) Includes with respect to Messrs. James Prisby, Thomas Prisby and Stephens, 25,037, 27,624 and 20,688 shares held in the Bank's 401(k) profit sharing plan.

(7) Includes 57,000 shares owned by Mr. James Prisby's children, 60,000 shares held in the James W. Prisby Trust for which Mr. James Prisby is the trustee and sole beneficiary and 24,000 shares held by Mr. Prisby as custodian for Phillip Prisby, his son. Also includes 22,500 shares held in the Donna A. Prisby Trust. Ms. Donna Prisby is the wife of Mr. James Prisby.

(8) Includes 69,807 shares which Mr. Ryan has the right to acquire pursuant to options granted under the stock option plans assumed in the acquisition of SuburbFed Financial Corp., 22,064 shares allocated under the SuburbFed Financial Corp. Employee Stock Option Plan and 35,685 shares held in the Suburban Federal Savings 401(k) profit sharing plan.

(9) Includes 14,980 shares owned by Mr. Stephens' spouse and daughter.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, 707 Ridge Road, Munster, Indiana 46321, Attention: Monica F. Sullivan, Corporate Secretary, no later than December 3, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                          By Order of the Board of Directors

                                          Monica F. Sullivan

                                          Monica F. Sullivan
                                          Corporate Secretary

April 2, 1999

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  [X]

     The Board of Directors recommends a vote FOR the election as directors of the nominees listed below.

                                                For    Withhold    For All
1. Election of Directors:                       All      All        Except
   Director Nominees for three year terms       [ ]      [ ]          [ ]
   expiring in 2002 or until their successors are elected and qualified:

   Sally A. Abbott, Gregory W. Blaine
   and Thomas J. Burns

   INSTRUCTIONS: To withold authority to vote for one or more of the nominees, write the name of such nominee(s) in the space provided below.



   ___________________________________
   Nominee Exception




2. Proposal to ratify the appointment of              For    Against    Abstain
   Ernst & Young LLP as independent                   [ ]      [ ]        [ ]
   auditors of the Company for the year ending
   December 31, 1999.

With discretionary authority upon such other matters as may properly come before the Annual Meeting, this Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR the election of the Board of Directors' Nominees to the Board of Directors and FOR ratification of the Company's independent auditors and otherwise at the discretion of the proxy holders.

Please sign this Proxy exactly as your name appears on your stock certificate. When shares of the Company are held by joint tenants, both tenants should sign. When signing this Proxy as attorney, executor, administrator, trustee, or guardian, please give the full title of such. If the shares are owned by a corporation, please sign the Proxy in full corporate name, by the President or other authorized officer. If a partnership or other entity owns the shares, please sign in the partnership or other name by an authorized person.

The undersigned hereby acknowledges receipt of notice of the Annual Meeting of Stockholders of CFS Bancorp, Inc., called for May 4, 1999 and the accompanying Proxy Statement and other materials prior to the signing of this proxy.


_________________________________________________
Date        Signature of Stockholder



_________________________________________________
Date        Signature of Stockholder

If you return this card properly signed but do not otherwise specify, shares will be voted FOR the proposals specified above. If you do not return this card, shares will not be voted.


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
                                                                 REVOCABLE PROXY

                               CFS BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CFS BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 1999 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of CFS Bancorp, Inc. (the "Company"), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 19, 1999 at the Annual Meeting of Stockholders to be held at the Center for Visual and Performing Arts, located at 1040 Ridge Road, Munster, Indiana, on Tuesday, May 4, 1999, at 10:00 a.m., Central Time, and any adjournment thereof.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CFS BANCORP, INC., PURSUANT TO ITS BYLAWS FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 4, 1999, AND AT ANY ADJOURNMENT THEREOF.









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